Consent of Independent Certified Public Accountants

     We have issued our report dated June 15, 2001 accompanying the financial statements of Insured Municipals Income Trust, 141st Insured Multi-Series as of April 30, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 27, 2001